EXHIBIT 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

August 8, 2014

Expedia, Inc.

333 108th Avenue NE

Bellevue, WA 98004

Re: Expedia, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Expedia, Inc., a Delaware corporation (the “Company”), and each of the Company’s subsidiaries listed in the Registration Statement (the “Subsidiary Guarantors”) with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), which may be issued in one or more series under one or more indentures (the “Indentures”) proposed to be entered into among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the applicable Subsidiary Guarantors, and guarantees by one or more of the Subsidiary Guarantors (the “Guarantees”) of Debt Securities issued from time to time by the Company, in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities and the Guarantees are collectively referred to herein as the “Securities”.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of corporate officers and public officials and other instruments as we have deemed necessary or appropriate for the purposes of this letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (h) any Securities that may be issued will be issued in a form that complies with the applicable Indenture and such Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto, and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, it is our opinion that:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, the Trustee has been qualified to act as trustee under the applicable Indenture and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Company is, at the time of issuance of the Debt Securities, validly existing and in good standing under the laws of the State of Delaware, has the corporate or other applicable power to issue the Debt Securities pursuant to the terms of the applicable Indenture and the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (v) the applicable Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed, authenticated and delivered in accordance with, the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to Guarantees of any series of Debt Securities issued pursuant to the Registration Statement by any Subsidiary Guarantors (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, the Trustee has been qualified to act as trustee under the applicable Indenture and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Guarantees are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Guarantees has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and the other parties thereto, (iv) each of the applicable Subsidiary Guarantors is, at the time of issuance of the Debt Securities, validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate or other applicable power to guarantee the terms of the Debt Securities pursuant to the terms of the applicable Indenture and has taken all necessary corporate or other action to approve the issuance and terms of the Offered Guarantees and related matters, (v) the applicable Indenture and any supplemental indenture in respect of such Offered Guarantees have been duly executed and delivered by each party thereto, (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with such Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Guarantees, so as not to violate any applicable law or the organizational documents of any of the Subsidiary Guarantors or result in a default under or breach of any agreement or instrument binding upon any of the Subsidiary Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any of the Subsidiary Guarantors, and (vii) the Offered Guarantees have been issued in a form that complies with, and have been duly executed, authenticated and delivered in accordance with, the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Guarantees, the Offered Guarantees will be valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

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